EXHIBIT 4.2 - ADDENDUM #5 TO INVESTMENT AGREEMENT DATED JUNE 13, 2002

                                   ADDENDUM #5
               TO AN AGREEMENT MADE AND ENTERED ON 16 JANUARY 2000

           Made and entered on this 13 day of June 2002, by and among:





ACTIVEPOINT, LTD.
Company No. 51-0255867-7
Poleg Industrial Park, Giborei Israel 20, Netanya, Israel, 42504
(Hereinafter: the "COMPANY")


and

ONN TAVOR
I.D. 056148745
of 10 Bet Shammai St., Ramat Hasharon
(Hereinafter: the "FOUNDER")


and


TOPSCHUTTER HOLDING B.V.
c/o Mr. Jean Paul Croisier, 61 Rue du Rhone
Geneve, Switzerland
(Hereinafter: the "INVESTOR")



WHEREAS, the Parties have previously executed an Agreement dated January 16, 2000 (the "INVESTMENT AGREEMENT"), and an Addendum thereto dated May 28, 2000 (the "FIRST ADDENDUM"), a second Addendum thereto dated February 01, 2001 (the "SECOND ADDENDUM"), and a third Addendum thereto dated July 29, 2001 (the "THIRD ADDENDUM"), and a fourth Addendum thereto dated December 10, 2001 (the "FOURTH ADDENDUM"). The Investment Agreement, and the First, Second, Third and Fourth Addendums shall be hereinafter referred to jointly as the "AGREEMENT"); and

WHEREAS, the Parties wish to add to and/or amend the provisions of the Agreement as set forth hereinafter in this fifth addendum (the "ADDENDUM"):

NOW, THEREFORE, in consideration of the promises, mutual agreements and covenants set forth below, the Parties agree:

1. Unless the context compels otherwise, the terms used in this Addendum shall bear the meanings ascribed thereto in the Investment Agreement.

2. The Company and the Founder represent that upon completion of the investment stipulated under the Fourth Addendum by the Investor and the investment stipulated under an agreement entitled "ADDENDUM 4A" with SHIR H.Y.E.R. Holdings, Ltd., and prior to the execution of the transaction stipulated herein, and further, prior to any additional investment or loan undertaken by the Investor with the approval of the Founder as detailed herein, the holdings of the Company's share capital, on a fully diluted basis shall be as listed hereunder (all Company shares bear a par value of NIS 0.1).

------------------------------------------------------------ --------------------------------------------
NAME OF SHAREHOLDER                                          HOLDINGS
------------------------------------------------------------ --------------------------------------------
------------------------------------------------------------ --------------------------------------------
a. The Founder 5650 Ordinary Shares
------------------------------------------------------------ --------------------------------------------
------------------------------------------------------------ --------------------------------------------
b.  The Investor                                             2750 Ordinary Shares; 8237 Preferred Shares
------------------------------------------------------------ --------------------------------------------
------------------------------------------------------------ --------------------------------------------
c.                                                           Target Technology
                                                             Center 1500
                                                             Ordinary Shares
                                                             (out of which 1000
                                                             shares are held in
                                                             trust for Company
                                                             employees, and an
                                                             additional 125
                                                             shares are held in
                                                             trust for Mr.
                                                             Azriel Kadim and
                                                             are to be
                                                             transferred
                                                             thereto)
------------------------------------------------------------ --------------------------------------------
------------------------------------------------------------ --------------------------------------------
d. Daniel Eini 250 Ordinary Shares
------------------------------------------------------------ --------------------------------------------
------------------------------------------------------------ --------------------------------------------
e. Yitzhak Turkeltaub 250 Ordinary Shares
------------------------------------------------------------ --------------------------------------------
------------------------------------------------------------ --------------------------------------------
f.  SHIR H.Y.E.R. Holdings Ltd.                              250 Ordinary Shares; 460 Preferred Shares
------------------------------------------------------------ --------------------------------------------
------------------------------------------------------------ --------------------------------------------
g.  Y.E.R.H. Trusts Ltd.                                     159 Ordinary Shares
------------------------------------------------------------ --------------------------------------------
------------------------------------------------------------ --------------------------------------------
h.  Dr. Sydney O'Hara                                        381 Ordinary Shares

------------------------------------------------------------ --------------------------------------------
------------------------------------------------------------ --------------------------------------------
i.  Christopher Gare                                         Vested with option to purchase 64 Ordinary
                                                             Shares at par value

                                                             Options to purchase
                                                             an additional 128
                                                             Ordinary Shares in
                                                             the aggregate at
                                                             par value will vest
                                                             in accordance with
                                                             the provisions of
                                                             the Company's
                                                             agreement
                                                             therewith.
------------------------------------------------------------ --------------------------------------------


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


Besides the foregoing, there are no additional outstanding Company Shares, options to purchase shares, or other securities of any kind.

3. In addition to the Investor's previous investment sin the Company, the Investor hereby undertakes to provide a further loan to the Company up to the amount of $45,000 (the "LOAN") subject to and pursuant with the provisions hereof. The Loan is intended to be used by the Company to finance the operations of the Company, and shall be used consistent with a budget to be prepared by the Company in conjunction with the Investor's representative (notwithstanding the foregoing, the Company shall have the overriding right to supervise and oversee the allocation of the Loan funds, to have access thereto, and to determine how they shall be expended including, inter alia, to determine that a portion of the funds be utilized for different Company requirements, such as travel expenditures, etc. subject to the Investor's approval at all times). The Investor will convey the Loan to the Company monthly, beginning in May 2002, over a period of three months in equal amounts of $15,000..00 (the "LOAN INSTALLMENTS") each by way of a bank transfer to the bank account of the Company in Israel. In the event that the Investor decides to terminate the providing of the Loan installments he shall be required to provide the Company with a one month prior written notice to that effect and continue to pay the installments due be paid hereunder during that one full month period.

4. The Company shall issue the Investor a total of 20,998 Preferred Company Shares at their nominal value (NIS 0.1), which shall be issued thereto in three installments, subsequent to the commensurate with the execution of each Loan Installment. Following the execution of the initial Loan Installment the Company shall issue to the Investor 7,000 Preferred Company Shares, while promptly following each of the two ensuring Loan Installments the Company shall issue the Investor 6,999 Preferred Company Shares. Issuance of the shares pursuant to each of the Loan Installments shall be executed forthwith upon transfer to the Company of the Loan Installment corresponding to such issuance pursuant to Clause 3 here above and shall take place not later than fourteen (14) days from the date of said transfer.

5. In addition to the foregoing, the Investor shall likewise be entitled to receive the following: Subject to any taxes and mandatory payments imposed on the Company (such as royalties due to the Israeli chief scientist) 25% of all amounts, in excess of an initial sum of U.S. $100,000 which is to remain in the Company up to a total amount equaling the sums of the loans actually extended by the Investor under this Fifth Addendum and the Fourth Addendum, i.e. up to a possible total of U.S. $180,000 a sum comprised of the nominal sum of the actual total of the Loan (i.e. up to a potential total of U.S. $45,000) plus the nominal sums of the loans actually granted to the Company pursuant to the Fourth Addendum (i.e. U.S. $135,000), all such sums free of any interest and/or adjustment of any kind (the "LOAN REPAYMENT"). All such sums accrued on account of the Loan Repayment shall be transferred to the Investor immediately (within fourteen (14) working days) upon their actual receipt by the Company. The Investor shall harbor no claim towards the Founder personally and the Founder shall have no responsibility or liability whatsoever if the Company fails to repay any of the loan installments provided by the Investor hereunder. The provisions of this Section 5 shall replace the provisions of Section 8 of the Fourth Addendum.

Issuance of the above shares following each of the abovementioned loan installments shall be executed forthwith upon transfer to the Company of the relevant loan installment corresponding to such issuance pursuant to Clause 4 here above and shall take place not later than fourteen (14) days from the date of said transfer.

6. Following the execution in full of all installments of the Loan an issuance of all shares to be issued to all parties mentioned herein, all in accordance with the terms of this Addendum, the holdings of the Company's share capital on a fully diluted basis, shall be listed in the "cap table" as "APPENDIX B" hereto.

7. The Company and the Investor consider that the Founder should receive adequate compensation for his agreement to work for the company at this stage and as such, his shareholding should not be materially diluted. As a precondition of its further financial support, the Investor has required, and the Company agrees, that the Founder is to receive a total of 8,776 Ordinary Company Shares at their nominal value (NIS 0.1), to be issued to the Founder as follows:
Following the execution of the initial Loan Installment the Company shall issue to the Founder 2926 Ordinary Shares, while promptly following each of the two ensuing Loan Installments the Company shall issue the Founder 2,925 Ordinary Shares.

8. The Company and the Investor consider that Dr. Sydney O'hara should receive adequate compensation for his agreement to consult for the company at this stage and as such, his shareholding should not be materially diluted. As a precondition of its further financial support, the Investor has required, and the Company agrees, that Dr. Sydney O'hara is to receive a total of 605 Ordinary Shares at their nominal value (NIS 0.1), to be issued to Dr. Sydney O'hara as follows:

Following the execution of the initial Loan Installment, the Company shall issue to Dr. Sydney O'hara 203 Ordinary Shares, while promptly following each of the two ensuing Loan Installments the Company shall issue Dr. Sydney O'hara 201 Ordinary Shares.

9. The Company and the Investor consider that ActivePoint employees, officers and consultants (collectively, "EMPLOYEES") should be adequately remunerated for continuing to work for the Company at the present stage, and, as a precondition of its further financial support, the Investor has required, and the Company agrees, that a total of 1,550 Ordinary Company Shares at their nominal value (NIS 0.1) shall be issued to M. Porath & Co. Trust Company (1995) Ltd. ("M. PORATH TRUST CO.") to be held thereby in trust and reserved for issuance to Employees under a Share Option Plan to be adopted by the Company and Option Agreements to be signed with the Employees, as follows:

Following the execution of the initial Loan Installment the Company shall issue to M. Porath Trust Co. 518 Ordinary Shares, while promptly following each of the two ensuing Loan Installments the Company shall issue M. Porath Trust Co. 516 Ordinary Shares.

10. The execution of this Addendum shall be subject to inter alia, the approval of the Company's Board of Directors and Shareholders' Meeting. Subject to the provisions of the Addendum, the Agreement (including all Addendums thereto) shall remain unaltered.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on the date first above written:
/S/ ONN TAVOR_______________                 /S/ A.SIMON____________
ACTIVEPOINT LTD.                             TOPSCHUTTER HOLDING B.V.


BY:  ONN TAVOR_____________                  BY: A. SIMON___________
     ----------------------                      -------------------

TITLE:  CEO________________                  TITLE: AUTHORIZED SIGNATORY


/S/ ONN TAVOR_______________



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